Final Transcript

Conference Call Transcript DPM - Q1 2006 DCP MIDSTREAM PARTNERS LP Earnings Conference Call Event Date/Time: May. 10. 2006 / 8:00AM PT

CORPORATE PARTICIPANTS

Karen Taylor
DCP Midstream Partners - Director, Investor Relations

Michael Bradley
DCP Midstream Partners - President and CEO

Tom Long
DCP Midstream Partners - CFO

CONFERENCE CALL PARTICIPANTS

Michael Blum
Wachovia Securities - Analyst

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Final Transcript
May. 10. 2006 / 8:00AM PT, DPM - Q1 2006 DCP MIDSTREAM PARTNERS LP Earnings Conference Call

CORPORATE PARTICIPANTS

Karen Taylor
DCP Midstream Partners - Director, Investor Relations

Michael Bradley
DCP Midstream Partners - President and CEO

Tom Long
DCP Midstream Partners - CFO

CONFERENCE CALL PARTICIPANTS

Michael Blum
Wachovia Securities - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to your quarter one 2006 DCP Midstream Partners LP earnings conference call. My name is Jean and I'll be your conference coordinator today.

[OPERATOR INSTRUCTIONS]

At this time, I'll turned the call over to your host, Miss Karen Taylor, Director of Investor Relations. Please proceed, ma'am.

Karen Taylor - DCP Midstream Partners - Director, Investor Relations

Thank you and good morning, everyone. Welcome to the DCP Midstream Partners first quarter 2006 earnings release call. Today you will hear from Mike Bradley, our President and CEO, and Tom Long, our Vice President and Chief Financial Officer. We also have with us this morning [David Garrick], Commercial Vice President from Duke Energy Field Services.

Before turning it over to Mike Bradley, I'd like to make a few comments. Our discussion today may contain forward-looking statements. Actual results may differ due to certain risk factors that affect our business. All of the slides we will be talking from today are available on our web site at www.DCPPartners.com in PDF format. You may access them by clicking on the Investor page and then the webcast icon. The second slide in the deck describes our use of forward-looking statements, and lists some of the risk factors that may affect actual results. Please read that slide.

For a complete listing of the risk factors that may impact our business results, please review our form 10-K for the year ended December 31, 2005 as filed with the SEC on March 1, 2006. In addition, during our discussion we will use various non-GAAP measures, including EBITDA, gross margin, and distributable cash flow. These measures are reconciled to the nearest GAAP measure in the schedules at the end of the presentation, starting with slide number 12. We ask that you read those slides as well.

And finally, please note that as DCP Midstream Partners completed its initial public offering of common units on December 7, 2005, earnings for periods prior to the date of the initial public offering are attributable to DCP Midstream Partners predecessor, which consists of subsidiaries and assets of Duke Energy Field Services LLC, the owner of the partnership's general partner, which were contributed to the partnership. And now I will turn it over to Mike Bradley.

Michael Bradley - DCP Midstream Partners - President and CEO

Thanks Karen, and good morning everyone, and thank you for joining us today. This is our first quarter operating as a public master limited partnership, and we are pleased to say that we are off to a great start. I will begin the agenda this morning with an overview of our operating results as well as a brief update on our business and organic growth opportunities, and then I'm going to turn it over to Tom Long, our CFO, for a detailed look at the numbers.

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Final Transcript
May. 10. 2006 / 8:00AM PT, DPM - Q1 2006 DCP MIDSTREAM PARTNERS LP Earnings Conference Call

Following all that, we will be happy then to take your questions. And I'm going to start with slide four.

As I stated, we are very pleased with our first quarter results and the performance of our business. Inaudible net income of $5.4 million or $.30 per limited partner unit. This compares to 7.1 million net income for the comparable quarter of 2005, but I want to note that the earnings for the first quarter of 2005 relate to our predecessor's operations and do not include costs associated with being a public company or an allocation of interest expense during that period.

As Tom will go through in more detail, we produced solid results from our base business and we were able to capitalize on some marketing opportunities on our [Pelico] gas transportation system again this quarter. Our results provided strong cash flow in support of our quarterly distribution, with coverage of 1.3 times the distribution to our general and limited partners.

We've also been very pleased with the drilling activity around our assets which remains strong. We've seen a ramp-up in new well permits of approximately 15% over the last four quarters in the parishes surrounding our north Louisiana system.

We've also seen a corresponding increase in well connections compared to 2005, with a current run rate of approximately 25% ahead of last year's connection rate. Year-to-date our volumes on our Aida (ph) gathering system have increased over 10% and this is primarily due to increased drilling by Conoco Phillips, one of our sponsors. Conoco Phillips has already connected 10 wells to our north Louisiana system. Of the 20 to 40 they plan to drill in 2006 and initial volumes are better than expected.

As I indicated back in March we reached an agreement with Conoco Phillips to extend our gathering agreement, as well as expand the [acreage dedication], and this drilling program is a part of that plan that we announced back in March.

The growth in our north Louisiana system enhances the utilization of this business and may provide opportunities to expand, in conjunction with our sponsor's growth. And needless to say, we are very excited about the potential organic growth opportunities this drilling increase may provide. As well as the opportunity to grow along with our sponsors. The construction of the new NGL pipeline we announced earlier this year which will connect our Sea Breeze pipeline is still on target to begin operation in the fourth quarter of this year. The pipe has been ordered and we are targeting early July to begin construction. This represents another opportunity to benefit from our sponsorship as we build a new pipeline to connect volumes from a Dukes Energy Field Services earned plant. Just to conclude, before I turn it over to Tom, again, we are very pleased with the results from our first full quarter of operating as a public company. Our business continues to experience solid performance as a result of the demand for our services in the strategic position of our assets, and we are very excited about the potential opportunities that lie ahead.

And now I'll turned over to Tom Long, our CFO, for a more detailed review of the numbers.

Tom Long - DCP Midstream Partners - CFO

Thanks, Mike, and good morning everyone. I will start out with our consolidated statement of operations and then briefly discuss our results by segment and distributable cash flow. I will start with slide number six.

DCP Midstream Partners reported EBITDA of $9.5 million in the first quarter of 2006 compared to 10.1 million in the first quarter of 2005. The increases in gross margin resulting from strong prices and increased marketing activity on our Pelico system were offset by higher general and administrative expenses and operating and maintenance expense in the first quarter of 2006.

Operating and maintenance expense increased to $4.3 million in the first quarter of 2006 compared to 3.6 million in the first quarter of 2005. This increase is primarily due to higher direct labor and costs for outside services and supplies related to pipeline integrity testing that was performed on our Minden gathering system in the first quarter of 2006. General and administrative expense increased to 4.1 million in the first quarter of 2006 compared to 1.6 million for the first quarter of 2005. This increase was primarily due to the public company costs. Some of these costs are nonrecurring and related to start up. Net interest expense was 1.1 million for the first quarter of 2006. These assets were not allocated any interest expense by Duke Energy Field Services in the first quarter of 2005. The 2006 amount reflects the interest expense for borrowings under our credit facility less the interest income from cash balances and marketable securities we hold as collateral against the term loan portion of the credit facility.

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Final Transcript
May. 10. 2006 / 8:00AM PT, DPM - Q1 2006 DCP MIDSTREAM PARTNERS LP Earnings Conference Call

Moving on to slide number seven. For our natural gas services segment, we reported segment gross margin of $17 million for the first quarter of 2006 compared to 14.2 million for the first quarter of 2005. The increase was primarily due to the increased marketing activity and related volumes on our Pelico gas transportation system and higher commodity prices. This was partially offset by lower margins at our Minden processing plant. On our NGL logistics segment on slide number eight, we reported segment gross margin of 900,000 for both the first quarter of 2006 and the first quarter of 2005. A couple of items to note. While our margin held steady-- and this is for our Sea Breeze NGL pipeline assets-- you will note a large decrease in purchases and sales of natural gas liquids from the first quarter of 2005 to the first quarter 2006.

This is due to a change from a purchase and sale contract to a transport contract in late 2005. You will also notice an increase in volume on Sea Breeze of approximately 4500 barrels per day when you compare the two quarters, and this is primarily due to volumes from a third-party pipeline that was not floating in the first quarter of 2005. Due to changes in contract mix between the quarters, these short-haul volumes did not increase earnings on Sea Breeze.

Equity earnings on Black Lake pipeline decreased $200,000 for the first quarter of 2006 compared with the first quarter of 2005, primarily due to increased pipeline integrity testing costs.

Turning to slide number nine, you will see our distributable cash flow for the quarter was $8.2 million. On April 25, we announced a quarterly cash distribution in the amount of $0.35 per unit to be paid on May 15 to unit holders of record as of May 5. With our strong cash flow in the quarter, our coverage was 1.3 times the amount needed to pay distribution to general and limited partners.

Finally, a couple of other items worth mentioning. During the quarter, we were able to pay down $20 million of the $110 million drawn balance under the revolver portion of our credit facility, bringing our leverage ratio down to approximately 2 times. Our interest coverage ratio was approximately 9 times. We also entered into interest rate swap agreements to hedge the variable interest rate on approximately 85% of the debt outstanding.

And with that, I'll turn it back over to Karen for questions.

Karen Taylor - DCP Midstream Partners - Director, Investor Relations

Thanks, Tom. Operator, do we have any questions on the line?

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]

And we will take a question from Michael Blum of Wachovia Securities. Sir, please proceed.

Michael Blum - Wachovia Securities - Analyst

Hi, good morning everybody.

Michael Bradley - DCP Midstream Partners - President and CEO

Good morning.

Michael Blum - Wachovia Securities - Analyst

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Final Transcript
May. 10. 2006 / 8:00AM PT, DPM - Q1 2006 DCP MIDSTREAM PARTNERS LP Earnings Conference Call

In the natural gas services segment, could you break down or quantified to any level how much you benefited from the high commodity prices relative to the basis in the marketing? And then also I just -- because your essentially 80% hedged, you could just -- I guess I was a little surprised that you had a benefit from commodity prices since you should be somewhat indifferent to that. If you could just elaborate on that.

Michael Bradley - DCP Midstream Partners - President and CEO

Sure, Michael. First off, you are correct, we are hedged, but remember that we are comparing first quarter 06 to first quarter 05. And first quarter 05 was not hedged. So when we are giving this description for commodity prices, we are taking it from a prior period where we did not have the hedges. So if you remember the sensitivities inaudible given its relative to the forecast for 06 that we've laid out in our S-1 document.

Michael Blum - Wachovia Securities - Analyst

OK.

Michael Bradley - DCP Midstream Partners - President and CEO

I think the first part of your question, back to how much of the component was tied to the Pelico activity you probably have that -- the main piece of that is probably about $1 million, is what we soar from the Pelico activity.

Michael Blum - Wachovia Securities - Analyst

OK, great. And then the Black Lakes volumes were down year-over-year. Could you just explain what is driving that?

Michael Bradley - DCP Midstream Partners - President and CEO

Sure. Yes, let me talk about that. Really, two things here at the year that are impacting volumes on Black Lake. One is that a year ago, Duke Energy Field Services was a 50-50 owner in that with BP. Today, DCP Midstream is a 45% ownership, so there was some impact due to that. The second piece of it though is there is a gas plant, the Brooklyn plant, which ties into this system, which Duke Energy Field Services recently sold and volumes have been declining on that system year of the year, and that's probably the greatest impact that we've seen, and that was something we expected.

Michael Blum - Wachovia Securities - Analyst

OK. And then just my final question is so far it appears that a lot of the benefits that you've been accruing as it relates to your general partner owners has been, in a way, participating via organic growth projects which support how we are tied to those companies. I'm just curious if you could comment on do you think-- going forward, do you think more of the growth opportunities are going to come from those type of arrangements as opposed to the selling or the dropping down of assets from the [parent]. If you could handicap that one way or the other.

Michael Bradley - DCP Midstream Partners - President and CEO

Yes, let me answer that question, Michael. First of all, we always are looking at ways to capture organic growth, whether from our sponsors or other opportunities. That is typically the highest return type of growth that we can achieve in our system, and we've just had the opportunity to really work some great opportunities with Conoco Phillips in North Louisiana and [defs] at this point. And I would foresee that continuing in the future. What I will also say is that our strategy to grow our distribution through organic growth, new projects and acquisitions remains very much intact, and that includes the potential to acquire assets directly from our sponsors.

As to timing or what assets may be considered, we would not comment or speculate on that until such time that we would have a fully approved transaction, which would include special committee approval if required to announce.

Michael Blum - Wachovia Securities - Analyst

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Final Transcript
May. 10. 2006 / 8:00AM PT, DPM - Q1 2006 DCP MIDSTREAM PARTNERS LP Earnings Conference Call

OK. Great. Thank you very much.

Operator

[OPERATOR INSTRUCTIONS]

And I'm showing no questions at this time. I'll turn the call back over to the presenters for closing remarks.

Karen Taylor - DCP Midstream Partners - Director, Investor Relations

I'd like to thank everyone who joined us for the call this morning and we will look forward to future discussions. As a reminder, you can access a replay of this webcast as well as a transcript via our web site at www.DCPPartners.com. Thanks and have a great day.

Operator

Ladies and gentlemen, thank you for joining us on the call.

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